UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TIKCRO TECHNOLOGIES LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

16 Hatidhar Street, Raanana, Israel	43652
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Share Bonus Rights

(Title of Class)

Item 1.                      Description of Registrant’s Securities to be Registered

Item 1 of the Form 8-A of Tickro Technologies Ltd. (the “Company”), filed with the Securities and Exchange Commission on September 14, 2005, is hereby amended by adding the following:

On December 10, 2012, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement to amend Section 3(a) thereof.  The Amendment authorizes the Company to determine the Distribution Date following a public announcement that an Acquiring Person has become such.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference.

Item 2.                      Exhibits

1.1
Bonus Rights Agreement, dated as of September 12, 2005, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agreement")(incorporated by reference to Exhibit 1.1 to the Form 8-A filed by the Company on September 14, 2005).

1.2
Amendment No. 1, dated as of December 10, 2012, to the Bonus Rights Agreement, dated as of September 12, 2005, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

2.1	Form of Bonus Rights Certificate, included as Exhibit A to the Rights Agreement (incorporated by reference to Exhibit 2.1 to the Form 8-A filed by the Company on September 14, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIKRO TECHNOLOGIES LTD.
By:	/s/ Aviv Boim
Name: Aviv Boim
Title: Chief Executive Officer

Date: December 10, 2012

EXHIBIT INDEX
1.1*
Bonus Rights Agreement, dated as of September 12, 2005, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agreement")(incorporated by reference to Exhibit 1.1 to the Form 8-A filed by the Company on September 14, 2005).

1.2
Amendment No. 1, dated as of December 10, 2012, to the Bonus Rights Agreement, dated as of September 12, 2005, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

2.1*	Form of Bonus Rights Certificate, included as Exhibit A to the Rights Agreement (incorporated by reference to Exhibit 2.1 to the Form 8-A filed by the Company on September 14, 2005).

________________
*Previously Filed